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                                                                    Exhibit 16.1


July 14, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:


We have read Item 4 of Kontron Mobile Computing, Inc.'s Form 8-K dated July 14, 2003 and have the following comments:

1.   We agree with the statements made in the second and fourth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the first and third paragraphs.


Yours truly,


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP